UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 3, 2006 (December 29, 2005)

BANCORP RHODE ISLAND, INC.

(Exact name of registrant as specified in its charter)

Rhode Island

(State or other jurisdiction of incorporation)

333-33182	05-0509802
(Commission File Number)	(IRS Employer Identification Number)

One Turks Head Place, Providence, Rhode Island 02903

(Address of principal executive offices)

(401) 456-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Item 1.01.	Entry into a Material Definitive Agreement

On December 29, 2005, the Compensation Committee of Bancorp Rhode Island, Inc. (the “Company”), with the concurrence of its Executive Committee, voted to accelerate the vesting of all outstanding unvested stock options awarded to its employees under the Company’s stock option plans, effective December 30, 2005. The Company issued a press release dated January 3, 2006 describing the actions taken and the reasons therefor, a copy of which is attached hereto and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits
Exhibit No.	Exhibit

99.1	Press Release dated January 3, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANCORP RHODE ISLAND, INC.

By: /s/    Linda H. Simmons

Linda H. Simmons

Chief Financial Officer

Date: January 3, 2006